UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 22, 2025
Date of Report (Date of earliest event reported)

                  Lincoln National Corporation
(Exact name of registrant as specified in its charter)

Indiana	1-6028	35-1140070
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

150 N. Radnor Chester Road, Radnor, PA 19087
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (484) 583-1400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
__________________________________

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock	LNC	New York Stock Exchange
Depositary Shares, each representing a 1/1000th interest in a share of 9.000% Non-Cumulative Preferred Stock, Series D	LNC PRD	New York Stock Exchange
__________________________________

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 22, 2025, at the Lincoln National Corporation (“Company”) 2025 Annual Meeting of Shareholders (the “2025 Annual Meeting”), the Company’s shareholders approved Amendment No. 4 (the “Amendment”) to the Lincoln National Corporation 2020 Incentive Compensation Plan, as amended by Amendment Nos. 1, 2 and 3 thereto (as amended, the “2020 Plan”). The Amendment (i) increased the total number of shares of the Company’s common stock authorized for issuance under the 2020 Plan by 1,750,000 shares, to 17,800,000 shares, and (ii) increased the maximum cash amount that any 2020 Plan participant (other than a non-employee director) may earn (a) as an annual incentive award in respect of any fiscal year and (b) as a performance award or other award payable in cash in respect of any individual performance period in any 12-month period, in each case, from $8,000,000 to $12,000,000. A copy of the Amendment is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

The material terms and conditions of the 2020 Plan are described in the Company’s Proxy Statement filed with the Securities and Exchange Commission on April 10, 2025, at pages 96-102.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 22, 2025, the Company’s Board of Directors (the “Board”) approved an amendment to the Amended and Restated Bylaws of the Company (the “Bylaws”), effective the same date, to modify the language in Article II, Section 1 of the Bylaws to decrease the number of authorized Board members from eleven to ten.

The foregoing summary of the Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Bylaws attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company’s 2025 Annual Meeting was held on May 22, 2025. Shareholders voted as follows on the matters presented for a vote.

Item 1. Election of Directors

The ten nominees for election to the Board were elected, each for a term expiring at the Company’s 2026 Annual Meeting of Shareholders, based upon the following votes:

Director Nominee	For	Against	Abstentions	Broker Non-Votes
Deirdre P. Connelly	113,232,700	3,601,028	518,901	29,196,280
Ellen G. Cooper	108,792,797	8,360,942	198,890	29,196,280
William H. Cunningham	109,938,059	6,543,215	871,355	29,196,280
Reginald E. Davis	115,374,408	1,669,781	308,440	29,196,280
Eric G. Johnson	112,094,104	4,967,929	290,596	29,196,280
Gary C. Kelly	112,140,914	4,936,366	275,349	29,196,280
M. Leanne Lachman	109,459,271	7,446,019	447,339	29,196,280
Dale LeFebvre	115,359,871	1,635,786	356,972	29,196,280
James Morris	115,249,559	1,587,969	515,101	29,196,280
Owen Ryan	114,814,141	2,034,304	504,184	29,196,280

Item 2. Ratification of Auditors

The proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent auditor for 2025 was approved based on the following votes:

For	Against	Abstentions
142,755,514	3,480,266	313,129

There were no broker non-votes for this item.

Item 3. Advisory Resolution on Executive Compensation

The proposal to approve an advisory resolution regarding the compensation paid to the Company’s named executive officers, as disclosed in the Company’s 2025 Proxy Statement, was approved based on the following votes:

For	Against	Abstentions	Broker Non-Votes
109,461,830	6,936,749	954,050	29,196,280

Item 4. Approval of Amendment to Lincoln National Corporation 2020 Incentive Compensation Plan

The proposal to approve the Amendment to the 2020 Plan was approved based on the following votes:

For	Against	Abstentions	Broker Non-Votes
81,079,551	35,673,743	599,335	29,196,280

Item 5. Non-Binding Shareholder Proposal Regarding Independent Board Chair

The non-binding shareholder proposal to amend the Company’s corporate governance documents to require an independent board chairman was not approved based on the following votes:

For	Against	Abstentions	Broker Non-Votes
44,660,726	71,754,818	937,085	29,196,280

Item 9.01. Financial Statements and Exhibits.

(d)Exhibits.

Exhibit Number	Description

3.1	Amended and Restated Bylaws of the Company, effective May 22, 2025.
10.1	Amendment No. 4 to the Lincoln National Corporation 2020 Incentive Compensation Plan (effective May 22, 2025).*
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
* This exhibit is a management contract or a compensatory plan or arrangement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINCOLN NATIONAL CORPORATION

By	/s/ Nancy A. Smith
Name:	Nancy A. Smith
Title:	Senior Vice President and Secretary

Date: May 23, 2025